Exhibit 99.1

News Release

Graham Corporation ◆ 20 Florence Avenue ◆ Batavia, NY 14020

IMMEDIATE RELEASE

GRAHAM CORPORATION ANNOUNCES TRANSITION TO STRENGTHEN CORE LEADERSHIP TEAM AND SUPPORT CONTINUED GROWTH

As part of its established succession plan, President & CEO, Daniel J. Thoren to transition to Executive Chairman and Strategic Advisor effective June 2025

Matthew J. Malone, current Vice President and General Manager for Graham subsidiary Barber-Nichols, appointed to President & COO effective February 2025; expected to assume CEO role of Graham Corporation in June 2025

Executing according to succession plan previously approved by the Board of Directors; deepens bench strength of the Executive Leadership Team, ensures a smooth leadership transition, positions the business for continued growth and success

The Company reiterates its sales and Adjusted EBITDA guidance as provided on November 8, 2024

BATAVIA, NY, February 6, 2025 – Graham Corporation (NYSE: GHM) (“GHM” or the “Company”), a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the defense, space, energy, and process industries, today announced key leadership changes as part of its established succession plan.

Daniel J. Thoren, President and Chief Executive Officer, will transition to the role of Executive Chairman, effective June 10, 2025 and will remain active in the operations of the Company for the foreseeable future. As part of the transition, Mr. Thoren will serve as a strategic advisor, focusing on guiding strategy and helping the Company grow through business development. With this change, Jonathan W. Painter, Chairman of the Board of Directors, will transition to Lead Independent Director.

In alignment with this plan, the Board of Directors has approved the appointment of Matthew J. Malone as President and Chief Operating Officer, reporting to Mr. Thoren, effective February 5, 2025. In this role, Mr. Malone will oversee, guide and lead each of the Company’s business units. Prior to this appointment, Mr. Malone has served as Vice President and General Manager of Barber-Nichols since 2021. Concurrently, Michael E. Dixon, Director of Sales and Marketing of Barber-Nichols, will be promoted to General Manager of Barber-Nichols reporting to Mr. Malone, effective February 5, 2025.

The Company further announced its intention for Mr. Malone to assume the role of Chief Executive Officer on June 10, 2025, and the expectation of his appointment to the Board of Directors. At that time, Mr. Dixon is expected to assume the role of Vice President of Graham Corporation and General Manager of Barber-Nichols.

Graham Corporation Announces Leadership Transition

February 6, 2025

Jonathan W. Painter, Chairman of the Board of Directors said, “I am pleased to announce these leadership appointments in accordance with our planned succession strategy, which demonstrates the bench strength of our executive team and reflects Graham’s commitment to developing exceptional talent. I would like to personally thank Dan for his leadership and tremendous accomplishments while serving as CEO since August of 2021 and we look forward to continuing to work with him in this next chapter, while he steps back from the day-to-day demands of public company leadership.”

Mr. Thoren said, “I am grateful to have led Graham as CEO and am proud of the great work we have completed during my tenure. Today’s appointments further highlight the strong talent we have attracted and developed across the entire organization, and I am pleased with the opportunity this transition has created within the Company. Matt Malone has demonstrated outstanding leadership capabilities throughout his time with Barber-Nichols and Graham, and his deep understanding of our business makes him the ideal choice to lead the Company into its next chapter of growth. Similarly, Mike Dixon’s promotion to lead Barber-Nichols reflects his deep industry knowledge, product expertice and institutional knowledge of Barber-Nichols. I look forward to working alongside Matt, Mike, and the rest of the executive team to ensure we achieve our long-term strategic objectives and have complete confidence that under this new leadership structure, our company will continue to thrive and create value for our stakeholders.”

Matt Malone brings over 15 years of engineering and executive experience to his new role as President and Chief Operating Officer. Mr. Malone joined Barber-Nichols in 2015 as a Project Engineer focused on rocket engine turbopump design and development. He was promoted to Navy Program Manager in 2018, overseeing key U.S. Navy programs and was appointed Vice President of Operations at Barber-Nichols in 2020 and then General Manager in 2021. Earlier in his career, he held a variety of engineering and management positions at GE Transportation. Mr. Malone earned his B.S. in Mechanical Engineering with honors in design optimization from Pennsylvania State University and his M.S. in Mechanical Engineering from Georgia Institute of Technology.

Mike Dixon has been an integral part of Barber-Nichols for the past six years, most recently serving as Director of Sales and Marketing. During his tenure, he has played a pivotal role in expanding the Company’s technical capabilities and securing major contracts in the space and aerospace, and defense sectors. Prior to joining the Company, he held roles of increasing responsibility at Sundyne and began his career at ESS Metron. Mr. Dixon holds a B.S. in Mechanical Engineering from Northern Illinois University.

Financial Update and Fiscal Third Quarter 2025 Earnings Call

The Company today reiterated its sales and Adjusted EBITDA guidance as provided on November 8, 2024. The Company will provide additional details on its fiscal third quarter 2025 results during its earnings conference call scheduled for February 7, 2025.

Graham Corporation Announces Leadership Transition

February 6, 2025

About Graham Corporation

Graham is a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the defense, space, energy, and process industries. Graham Corporation and its family of global brands are built upon world-renowned engineering expertise in vacuum and heat transfer, cryogenic pumps, and turbomachinery technologies, as well as its responsive and flexible service and the unsurpassed quality customers have come to expect from the Company’s products and systems. Graham Corporation routinely posts news and other important information on its website, grahamcorp.com, where additional information on Graham Corporation and its businesses can be found.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “future,” “guidance,” “will,” “plan” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, expected future management personnel changes and the timing of such changes, expected expansion and growth opportunities, anticipated adjusted EBITDA, and its growth strategy, are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission (the “SEC”), included under the heading entitled “Risk Factors”, and in other reports filed with the SEC.

Should one or more of these risks or uncertainties materialize or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information:

Christopher J. Thome

Vice President - Finance and CFO

Phone: (585) 343-2216

Tom Cook

Investor Relations

Phone: (203)-682-8250

Tom.Cook@Icrinc.com

Source: Graham Corporation

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